                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            WHITEHALL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                             WHITEHALL CORPORATION
                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                                 April 12, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Whitehall Corporation to be held on Monday, May 13, 1996, at 10:00 a.m., local time, at Aero Corporation, 5530 East Highway 90, Lake City, Florida 32055 (the "Annual Meeting").

     The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the Annual Meeting, which includes proposals (i) to elect seven named nominees as directors of Whitehall Corporation and (ii) to ratify the appointment of Arthur Andersen LLP, independent public accountants, as Whitehall Corporation's auditors for the fiscal year ending December 31, 1996.

     The Board of Directors recommends that stockholders vote in favor of each proposal. We strongly encourage all stockholders to participate by voting their shares by proxy whether or not they plan to attend the Annual Meeting. Please sign, date, and mail the enclosed proxy card as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

     For your information, enclosed is the 1995 Annual Report of Whitehall Corporation. We look forward to seeing you at the Annual Meeting.

                                                        Sincerely,
                                                  /s/ GEORGE F. BAKER
                                                      GEORGE F. BAKER
                                                   Chairman of the Board

                             WHITEHALL CORPORATION
                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1996

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Whitehall Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 13, 1996, at 10:00 a.m., local time, at Aero Corporation, 5530 East Highway 90, Lake City, Florida 32055, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy Statement:

          1. To elect seven named nominees as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

          2. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1996; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 25, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of Stockholders entitled to vote at the annual meeting will be available for examination at the Company's corporate office at 2659 Nova Drive, Dallas, Texas for 10 days prior to the meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy card and return it promptly to the Company in the return envelope enclosed for your use. You may revoke your proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending and voting at the Annual Meeting.

     You are cordially invited to attend.

                                          By Order of the Board of Directors,

                                               /s/  BRUCE C. CONWAY
                                                    BRUCE C. CONWAY
                                                       Secretary
Dated: April 12, 1996

                             WHITEHALL CORPORATION
                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                                PROXY STATEMENT

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of proxy for the Annual Meeting of Stockholders (the "Meeting") solicited by the Board of Directors (the "Board of Directors") of Whitehall Corporation, a Delaware corporation (the "Company"). The Board of Directors has fixed the close of business on March 25, 1996, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The holders of a majority of the outstanding shares of common stock of the Company, $0.10 par value per share (the "Common Stock"), present in person, or represented by proxy, will constitute a quorum at the Meeting.

     This Proxy Statement and the enclosed proxy are being sent to the stockholders of the Company on or about April 12, 1996.

     Only stockholders of record at the close of business on March 25, 1996, will be entitled to vote at the Meeting. At the close of business on such record date there were outstanding 2,741,300 shares of the Common Stock which Common Stock constitutes the only class of voting securities of the Company issued and outstanding. Each share of the Common Stock entitles the holder to one vote.

     Assuming the presence of a quorum, Directors of the Company shall be elected by a plurality of the votes cast in person or by proxy at the Meeting. Votes withheld with respect to any nominee for director will be excluded from the vote totals and will have no effect on the determination of a plurality. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting is necessary to ratify the appointment of Arthur Andersen LLP, independent public accountants ("Arthur Andersen"), as the Company's auditors for the fiscal year ending December 31, 1996, and to transact any other business as may properly come before the Meeting or any adjournment or postponement thereof. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

     A proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of the Common Stock and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). With respect to the election of directors of the Company ("Proposal 1"), unless authority to vote for all directors or any individual director is withheld, all the shares represented by a proxy will be voted for the election of directors as set forth in this Proxy Statement. Where a stockholder has specified a vote for or against the ratification of the appointment of Arthur Andersen as the Company's auditors ("Proposal 2"), such proxy will be voted as specified. If no such direction is given, all the shares represented by the proxy will be voted in favor of Proposal 1 and Proposal 2 and in the discretion of the persons named in the accompanying proxy card as to any other business to properly come before the Meeting or any adjournment or postponement thereof.

     The cost of soliciting proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees, and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Common Stock.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD PROMPTLY.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Information regarding the nominees to each of the seven positions on the Board of Directors of the Company (the "Nominees") to be elected at the Meeting is set forth below. Unless authority to vote on the election of all Nominees or any individual Nominee is specifically withheld by appropriate designation on the face of the proxy card, the persons named in the accompanying proxy card will vote such proxy for the election of the Nominees named below. If elected, such Nominees will serve as directors of the Company until the next Annual Meeting of Stockholders of the Company or until their successors are elected and qualified.

     Management does not contemplate that any of the Nominees will be unable to serve, but if such a situation should arise, the persons named in the accompanying proxy card will nominate and vote for the election of such other person or persons as the Board of Directors recommends.

                       NOMINEES FOR ELECTION AS DIRECTORS

      NAME AND ADDRESS        AGE           PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ----------------------------  ---    ----------------------------------------------------------
George F. Baker.............  56     Mr. Baker has been a director of the Company since March
  767 Fifth Avenue                     1991, and he has served as Chairman of the Board of
  New York, NY 10153                   Directors and Chief Executive Officer since April 1991
                                       and served as President from October 1991 until April
                                       1995. Mr. Baker is a director of Digicon, Inc., an oil
                                       and gas exploration company. Mr. Baker has been a
                                       managing partner of Cambridge Capital Fund, L.P., an
                                       investment partnership, since 1988 and, since 1967, a
                                       managing partner of Baker Nye, L.P., an investment
                                       partnership. Mr. Baker serves as Governor of Society of
                                       the New York Hospital, Trustee of New York Zoological
                                       Society, Trustee of Quebec Labrador Foundation, Trustee
                                       of St. Paul's School, a member of the Associates of the
                                       Harvard Graduate School of Business, a member of the
                                       Visiting Committee of the John F. Kennedy School of
                                       Government of Harvard College, and a member of the
                                       Harvard College Committee of University Resources.

Bruce C. Conway.............  44     Mr. Conway has been a director of the Company since
  4508 San Carlos                      October 1990 and he has served as Secretary since April
  Dallas, TX 75205                     1991. Mr. Conway has been President of Conway Holdings,
                                       Inc., an oil and gas investment company, since its
                                       formation in 1991, Vice President and a director of
                                       Matrix Gas Corp., a natural gas company, since January
                                       1993, and general partner of R.V. Lynch & Co., a gas
                                       gathering company, since January 1991. Mr. Conway has
                                       been Vice President and a director of Sibtex China Ltd.,
                                       a joint venture partner in a Chinese pump manufacturer,
                                       since December 1994 and a general partner of Alex
                                       Properties, since 1994.

      NAME AND ADDRESS        AGE           PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ----------------------------  ---    ----------------------------------------------------------
Arthur H. Hutton............  64     Mr. Hutton has been a director of the Company since May
  39 Sunset Drive                      1993 and a consultant to Aero Corporation, a wholly-owned
  Manhasset, NY 11030                  subsidiary of the Company, since October 1991. Mr.
                                       Hutton has been Vice Chairman and a director of World
                                       Auxiliary Power Company, an aircraft modification
                                       company, since January 1988 and was Advisor to the
                                       Chairman of Pan American Commercial Services, a
                                       subsidiary of Pan American World Airways, from 1987 to
                                       1988. Mr. Hutton has served as President and Chief
                                       Executive Officer of World Airways, Inc., Senior Vice
                                       President of Pan American World Airways, and General
                                       Manager of British West Indian Airways, each of which is
                                       a commercial airline. Mr. Hutton is also an attorney and
                                       member of the New York and California state bar
                                       associations and, in July 1991, he retired as a Major
                                       General in the United States Air Force Reserve.

John J. McAtee, Jr. ........  59     Mr. McAtee has been a director of the Company since March
  1345 Sixth Avenue                    1991. Mr. McAtee is a director of Metzler Corporation, a
  New York, NY 10105                   subsidiary of Bankhaus von Metzler A.G. and a director
                                       of U.S. Industries since June 1995. Mr. McAtee has
                                       served as Vice Chairman and head or co-head of
                                       Investment Banking since July 1990 of Smith Barney
                                       Harris Upham & Co. Incorporated. Prior to July 1990, Mr.
                                       McAtee was a senior partner at the law firm of Davis
                                       Polk & Wardwell.

Jack S. Parker..............  77     Mr. Parker has been a director of the Company since
  260 Long Ridge Rd.                   October 1991. Mr. Parker has been a director of J.G.
  Stamford, CT 06904                   Boswell Company since 1980 and a member of the Advisory
                                       Committee of Cambridge Capital Fund, L.P., an investment
                                       partnership, since July 1988. Mr. Parker was the Vice
                                       Chairman and Executive Officer of General Electric
                                       Company from 1968 through 1980 and has served as a
                                       director of General Electric Company, Santa Fe Pacific
                                       Co., TRW, Inc., Pan Am and Pan American World Airways,
                                       and BHP-Utah Minerals International.

Lewis S. White..............  56     Mr. White has been a director of the Company since May
  5 Orchard Hill Lane                  1991 and was a consultant to the Company from April 1991
  Greenwich, CT 06831                  to September 1992. Mr. White has been President of L.S.
                                       White & Co., a management consulting firm, since 1988
                                       and was Vice President and Treasurer of Paramount
                                       Communications, Inc., an entertainment and publishing
                                       company, from April 1985 through February 1988 and was
                                       Director, Corporate Finance for Union Carbide
                                       Corporation from 1976 to April 1985. Mr. White is a
                                       director of Kitty Hawk, Inc., an air cargo operator and
                                       air charter manager.

John H. Wilson..............  53     Mr. Wilson has been a director of the Company since July
  1500 Three Lincoln Centre            1983. Mr. Wilson has served as President of the Company
  Dallas, TX 75240                     since May 1995. Mr. Wilson also served as interim
                                       President of the Company from April 1991 until his
                                       resignation in October 1991. Mr. Wilson is a director of
                                       Capital Southwest Corporation, Encore Wire Corporation,
                                       Norwood Promotional Products, Inc. and Palm Harbor
                                       Homes, Inc. and has been the President of U.S. Equity
                                       Corporation, a venture capital firm, since 1983.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has several standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Stock Option Committee. The Board of Directors does not have a Nominating Committee.

     The function of the Executive Committee is to exercise the powers and duties of the Board of Directors while the Board of Directors is not in session to the fullest extent permissible under Delaware law. During the 1995 fiscal year, the members of the Executive Committee were: Chairman George F. Baker and Messrs. Bruce C. Conway and John H. Wilson. The Executive Committee held no meetings and acted once by written consent during the 1995 fiscal year.

     The function of the Audit Committee is to recommend the engagement of the Company's independent auditors and to review with such auditors the scope and results of their audit. The Committee is composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationships that would interfere with the exercise of independent judgment as an Audit Committee member. During the 1995 fiscal year, the members of the Audit Committee were:
Chairman Bruce C. Conway and Messrs. John J. McAtee, Jr. and Lewis S. White. The Audit Committee held one meeting and did not act by written consent during the 1995 fiscal year.

     The function of the Compensation Committee is to recommend rates of compensation and other similar matters with respect to employees of the Company. During the 1995 fiscal year, the members of the Compensation Committee were:
Chairman George F. Baker and Messrs. John H. Wilson and Bruce C. Conway. The Compensation Committee held one meeting and did not act by written consent during the 1995 fiscal year.

     The functions of the Stock Option Committee are to administer and interpret the Company's stock option plans, to grant options under such plans from time to time to eligible employees and non-employee directors of the Company and to determine the exercise price and option period at the time options are granted. During the 1995 fiscal year, the members of the Stock Option Committee were:
Chairman Jack S. Parker and Messrs. John J. McAtee, Jr. and Arthur H. Hutton. The Stock Option Committee held one meeting and did not act by written consent during the 1995 fiscal year.

     During the 1995 fiscal year, the Board of Directors held two meetings and acted two times by written consent.

     Each of the Directors attended both of the Board of Directors meetings held in 1995 and 75% or more of the total number of meetings held by all committees on which he served.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at December 31, 1995, (i) the Chief Executive Officer of the Company and (ii) all other executive officers whose salary and bonus for the last fiscal year exceeded $100,000 (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                         ANNUAL COMPENSATION                AWARDS
                                                 -----------------------------------     ------------
                                                                           OTHER          SECURITIES
                                                                           ANNUAL         UNDERLYING
                                                 SALARY      BONUS      COMPENSATION       OPTIONS
     NAME AND PRINCIPAL POSITION        YEAR       ($)        ($)           ($)              (#)
- --------------------------------------  ----     -------     ------     ------------     ------------
George F. Baker(1)....................  1995       -0-        -0-         -0-                -0-
Chairman and CEO                        1994       -0-        -0-         -0-                -0-
                                        1993       -0-        -0-         -0-               50,000

John H. Wilson(2).....................  1995     120,000      -0-         -0-               30,000
President                               1994     120,000      -0-         -0-                -0-
                                        1993      48,000      -0-         -0-               20,000

Mark A. Owen(3).......................  1995     160,000     25,000       -0-                -0-
President and CEO                       1994      93,000      -0-         -0-               20,000
Aero Corporation                        1993       -0-        -0-         -0-                -0-

Jerry L. Fortenberry(4)...............  1995      85,000     20,000       -0-                -0-
Vice President and                      1994      72,000      -0-         -0-                2,500
General Manager                         1993      67,000      -0-         -0-                -0-
Hydroscience, Inc.

Mark S. Stearns(5)....................  1995      80,000     20,000       -0-                -0-
Vice President and                      1994      65,000     10,000       -0-                -0-
General Manager                         1993      65,000     10,000       -0-                -0-
Crystek Corporation

- ---------------

(1) Mr. Baker was appointed as President of the Company on October 16, 1991 and served until April 30, 1995. Mr. Baker did not receive a salary for service as President.

(2) Mr. Wilson has been serving as President since May 1, 1995 and as an operating officer of the Company since January 1, 1994.

(3) Mr. Owen was appointed to such position on June 1, 1994.

(4) Mr. Fortenberry was appointed to such position on May 1, 1995.

(5) Mr. Stearns was appointed to such position on June 1, 1995.

    There were no stock options/SAR grants during 1995 to the Named Officers.

     The following table sets forth, for the Company's fiscal year ended December 31, 1995, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                             NUMBER OF
                                                                             SHARES OF
                                                                           COMMON STOCK           VALUE OF
                                                                            UNDERLYING           UNEXERCISED
                                      SHARES OF                             UNEXERCISED         IN-THE-MONEY
                                     COMMON STOCK                        OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                       ACQUIRED                             YEAR END(#)         YEAR END($)*
                                     ON EXERCISE                           EXERCISABLE/         EXERCISABLE/
               NAME                       #          VALUE REALIZED $      UNEXERCISABLE        UNEXERCISABLE
- -----------------------------------  ------------    ----------------    -----------------    -----------------
George F. Baker....................       -0-               -0-                37,500              773,438
                                                                               12,500              257,813
John H. Wilson.....................       -0-               -0-                18,000              361,875
                                                                               32,000              637,750
Mark A. Owen.......................       -0-               -0-                 4,000               83,500
                                                                               16,000              334,000
Jerry L. Fortenberry...............       -0-               -0-                 1,500               27,000
                                                                                1,000               18,000
Mark S. Stearns....................       -0-               -0-                   -0-                  -0-
                                                                                  -0-                  -0-

- ---------------

* Based upon the closing price reported on the New York Stock Exchange on December 31, 1995, of $33.50 per share of Common Stock.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company or any of its subsidiaries ("Non-Employee Directors") each receive a quarterly fee of $2,000 for service on the Board of Directors and an additional $400 for each meeting of the Board of Directors attended plus travel and other business expenses. Arthur H. Hutton received $12,000 in consulting fees in 1995 for services rendered to AeroCorp.

     Non-Employee Directors are eligible to participate in the Whitehall Corporation Non-Employee Directors' Stock Option Plan (the "Plan"). Pursuant to the Plan, each Non-Employee Director has received a non-discretionary grant of options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date the options were granted. All such options become exercisable in five equal annual installments commencing one year after the grant date and expire ten years after the grant date. No stock options were granted during 1995. In addition, the Plan provides that the Stock Option Committee may, in its sole discretion, from time to time grant additional options to Non-Employee Directors in recognition of the performance of the Company and its subsidiaries, the performance of the Non-Employee Director, or such other factors as the Committee may determine. No such discretionary options were granted in fiscal 1995.

                      REPORT OF THE COMPENSATION COMMITTEE
                       AND THE STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of three directors of the Company. It is authorized to review and consider the Company's compensation standards and practices. On an annual basis, the Compensation Committee considers suggestions from management and makes recommendations to the Board of Directors concerning the cash compensation to be paid to executive officers and other employees of the Company and its subsidiaries. The Stock Option Committee of the Board of Directors was formed in March 1992 at the time of the adoption of the Company's stock option plans. It consists of three Non-Employee Directors. It administers such plans and awards long-term compensation in the form of stock options to Non-Employee Directors, executive officers and other eligible employees under such plans.

     The Company's executive compensation program is designed to attract and retain talented managers and to motivate such managers to enhance profitability and stockholder returns. Executive officers' compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

     In determining base salaries, the Compensation Committee considers recommendations from the President of the Company or the chief executives of the Company's subsidiaries. The Compensation Committee believes that executive officers' base salaries are competitive in relation to those of other companies of comparable size. The Compensation Committee has taken special notice that management is currently leading the Company through a transition phase in which new markets are being explored and developed. In future years, if such efforts result in earnings growth for the Company, the Compensation Committee intends to reward management with commensurate increases in salaries. Executive officers hired in 1995 were awarded salaries commensurate with their prior positions and experience.

     Annual cash bonuses may be awarded at the Compensation Committee's discretion for special individual contributions to the success of the Company. Although bonuses are not formally tied to a performance target, the Committee utilizes informal standards for earnings upon which the success of the Company is judged. In 1995, discretionary cash bonuses were awarded to certain executive officers based upon their individual contribution to the success of the Company.

     All employees, including executive officers, and Non-Employee Directors are eligible to receive grants of stock options from the Company. Options granted generally have an exercise price equal to the market value of the Common Stock on the date of grant, generally become exercisable in equal annual installments over the five years after the date of grant and are contingent upon the optionee's continued employment. The number of options granted to an individual varies according to his or her individual contribution to the success of the Company. On May 1, 1995 an employee of Aero Corporation, a wholly owned subsidiary of the Company, received a grant of options to purchase 10,000 shares of the Common Stock of the Company at an exercise price of $28.25 per share. The Stock Option Committee intends to make future grants as necessary to focus managers on building profitability and stockholder value.

     In addition, the Company provides health care and retirement benefits for executive officers on terms generally available to all employees of the Company and its subsidiaries. The Compensation Committee believes that such benefits are comparable to those offered by other similarly-situated companies. Except as reported in the Summary Compensation Table, the amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the lesser of $50,000 or 10% of the cash compensation of any executive officer in the last fiscal year.

     Recent amendments to the federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee and the Stock Option Committee intend that all compensation paid to the Company's executive officers in 1996 will be deductible by the Company under such tax laws.

      MEMBERS OF THE                 MEMBERS OF THE
  COMPENSATION COMMITTEE         STOCK OPTION COMMITTEE
- ---------------------------    ---------------------------
George F. Baker (Chairman)     Arthur H. Hutton
Bruce C. Conway                John J. McAtee, Jr.
John H. Wilson                 Jack S. Parker (Chairman)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee who are also Officers of the Company are Mr. George F. Baker, Chief Executive Officer, John H. Wilson, President and Bruce C. Conway, Secretary.

                    FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P Composite-500 Stock Index and the Multi-Industry Companies Index published by Media General Financial Services for the period of the Company's last five fiscal years (This comparison assumes that $100 was invested on January 1, 1991 and assumes reinvestment of dividends and distributions):

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG WHITEHALL CORPORATION,
                        S&P 500 INDEX AND MG GROUP INDEX

                                   [GRAPH]

      MEASUREMENT PERIOD                           INDUSTRY
    (FISCAL YEAR COVERED)        WHITEHALL CP        INDEX       BROAD MARKET
            1990                       100             100             100
            1991                     98.11          113.16          130.48
            1992                    134.91          126.38          140.46
            1993                    109.43          154.44          154.62
            1994                    169.81          147.66          156.66
            1995                    252.83          198.16          215.54

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of March 25, 1996 by (i) each director of the Company, (ii) each Named Officer and (iii) all Directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial ownership for each person consists of sole voting and sole investment power.

                                                                                 PERCENTAGE OF
                                                          NUMBER OF SHARES     OUTSTANDING SHARES
                  NAME OF BENEFICIAL OWNER                OF COMMON STOCK       OF COMMON STOCK
    ----------------------------------------------------  ----------------     ------------------
    George F. Baker.....................................        996,700(1)            36.4%
    Bruce C. Conway.....................................          7,800(2)               *
    Arthur H. Hutton....................................          3,000(3)               *
    John J. McAtee, Jr..................................          4,500(4)               *
    Jack S. Parker......................................          6,000(4)               *
    Lewis S. White......................................          1,600(5)               *
    John H. Wilson......................................         28,500(6)             1.0%
    Mark A. Owen........................................          4,000(7)               *
    Jerry L. Fortenberry................................          1,200(8)               *
    Mark S. Stearns.....................................            -0-                  *
    All current directors and executive officers
      as a group (12 persons)...........................      1,100,385(9)            40.1%

- ---------------

 *  Represents less than 1% of the outstanding shares of Common Stock.

(1) Mr. Baker owns no Common Stock of the Company directly. However, as a Managing Partner of Cambridge Capital Fund, L.P., and as a Managing Partner of Baker Nye, L.P., he may be deemed to own beneficially the 657,200 shares of Common Stock of the Company owned by Cambridge Capital Fund, L.P. and the 289,500 shares owned by Baker Nye, L.P. Mr. Baker is also deemed to own beneficially 50,000 shares of Common Stock attributable to options exercisable within 60 days.

(2) Includes 7,800 shares of Common Stock attributable to options exercisable within 60 days.

(3) Includes 3,000 shares of Common Stock attributable to options exercisable within 60 days.

(4) Includes 4,000 shares of Common Stock attributable to options exercisable within 60 days.

(5) Includes 1,600 shares of Common Stock attributable to options exercisable within 60 days.

(6) Includes 28,000 shares of Common Stock attributable to options exercisable within 60 days.

(7) Includes 4,000 shares of Common Stock attributable to options exercisable within 60 days.

(8) Includes 1,200 shares of Common Stock attributable to options exercisable within 60 days.

(9) Includes 109,600 shares of Common Stock attributable to options exercisable within 60 days. Also includes 947,315 shares of Common Stock as to which the powers to vote and dispose are shared with related parties or family members.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of March 25, 1996, unless otherwise indicated, by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. Unless otherwise indicated, the beneficial ownership for each person consists of sole voting and sole investment power.

                                                                                 PERCENTAGE OF
                      NAME AND ADDRESS                    NUMBER OF SHARES     OUTSTANDING SHARES
                    OF BENEFICIAL OWNER                   OF COMMON STOCK       OF COMMON STOCK
    ----------------------------------------------------  ----------------     ------------------
    Cambridge Capital Fund, L.P.........................       657,200                23.9%
      767 Fifth Avenue
      New York, NY 10153

    Baker Nye, L.P......................................       289,500                10.6
      767 Fifth Avenue
      New York, NY 10153

    Lee D. Webster......................................       255,002(1)              9.3
      4931 Thunder Road
      Dallas, TX 75244

    Dimensional Fund Advisors Inc.......................       180,100(2)              6.6
      1299 Ocean Avenue
      Santa Monica, California 90401

- ---------------

(1) Based upon information provided by Mr. Webster to the Company. Includes 68,438 shares owned by trusts for the benefit of Mr. Webster's children, for which he serves as sole trustee and with respect to which he disclaims beneficial ownership.

(2) Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), is deemed to have beneficial ownership of 180,100 shares of Whitehall Corporation common stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

              CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     On December 31, 1995, pursuant to demand promissory notes executed between 1986 and 1990, Mr. Daniel R. Donham, a Vice President of the Company, was indebted to the Company in the aggregate amount of approximately $213,000. On the same date, pursuant to demand promissory notes executed between 1986 and 1990, Mr. E. Forrest Campbell, a Vice President of the Company, was indebted to the Company in the aggregate amount of approximately $150,000.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company, and persons who own beneficially greater than ten percent of the Common Stock of the Company ("ten-percent beneficial owners"), to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock on Forms 3, 4, and 5. Reporting parties are required by regulation to furnish the Company with copies of all Section 16(a) reports.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent beneficial owners were complied with in 1995 except Lewis S. White inadvertently filed late Form 4's with respect to the exercise of stock options and the sale of the Company's common stock.

                                   PROPOSAL 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP AS AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP to examine the financial statements of the Company for the year ending December 31, 1996, subject to ratification by the stockholders. Arthur Andersen LLP was employed by the Company as its independent auditors for fiscal 1995. Stockholders are asked to ratify the action of the Board of Directors in making such appointment.

     It is expected that representatives of Arthur Andersen LLP will attend the Meeting, at which time they will be available to respond to appropriate questions.

     The Board of Directors recommends a vote for ratification, and it is intended that proxies not marked to the contrary will be so voted. The affirmative vote of the holders of a majority of the shares of the Common Stock present at the Meeting in person or by proxy is required for the ratification of the appointment of Arthur Andersen LLP as the Company's auditors.

                                 OTHER BUSINESS

     Management knows of no business to be brought before the Meeting other than Proposal 1 and Proposal 2 as set forth in the Notice of Annual Meeting. If any other proposals come before the Meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising that authority conferred by the proxies.

                                 ANNUAL REPORT

     Financial statements of the Company, the Company's independent public accountant's report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 1995 Annual Report to Stockholders and the Company's Annual Report on Form 10-K, copies of which have been sent to each stockholder of record along with a copy of this Proxy Statement. Neither the Annual Report nor the Form 10-K is to be regarded as proxy soliciting material or communications by means of which any solicitation is to be made.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders intended to be presented at the next Annual Meeting of Stockholders (to be held in 1997) must be received by the Company on or before November 30, 1996, in order to be included in the proxy statement and proxy for that meeting. The mailing address of the Company for submission of any such proposals is given on the first page of this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARDS AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE UPCOMING ANNUAL MEETING IN PERSON.

                                      By Order of the Board of Directors,

                                            /s/ BRUCE C. CONWAY
                                                BRUCE C. CONWAY
                                                   Secretary

- --------------------------------------------------------------------------------
                                       WHITEHALL CORPORATION
                              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                      TO BE HELD MAY 13, 1996

                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                             DIRECTORS

                           The undersigned hereby appoints George F. Baker,
                        Daniel R. Donham, and E. Forrest Campbell, III, and each of them, with full power of substitution and resubstitution, the attorney(s) and the proxy(ies) of the undersigned, to vote all shares of Common Stock of Whitehall Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 13, 1996, and any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, on the following matters, as instructed below, and, in their discretion, on such other matters as may properly come before the meeting.

                           1. ELECTION OF DIRECTORS.

                                                / / FOR all nominees listed below / / WITHHOLD AUTHORITY to vote for
                                                  (except as indicated to the contrary below)   all nominees listed below

                        George F. Baker, Bruce C. Conway, Arthur H. Hutton, John J. McAtee, Jr., Jack S. Parker, Lewis S. White and
                        John H. Wilson

                        Instruction: If you wish to withhold authority and
                                     preclude the proxy from voting for any
                                     individual nominee(s), write the
                                     name(s) in the space below:

                        ----------------------------------------------------

                          2. RATIFICATION OF THE APPOINTMENT OF ARTHUR
                             ANDERSEN LLP AS THE COMPANY'S INDEPENDENT
                             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER
                             31, 1996.

                         / / FOR          / / AGAINST          / / ABSTAIN

                          3. IN THEIR DISCRETION THE PROXIES NAMED ABOVE ARE
                             AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS
                             MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR
                             ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                           THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF
                        NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
                                                     Dated:           , 1996
                                                       Please fill in date

                                                     NOTE: Please sign
                                                     exactly as name appears
                                                     on this Proxy Card.
                                                     Joint owners should
                                                     each sign.

                                                     -----------------------
                                                          Signature of
                                                           Stockholder

                                                     -----------------------
                                                          Signature of
                                                           Stockholder

                                                     When signing as
                                                     Attorney, Executor,
                                                     Administrator, Trustee
                                                     or Guardian, please
                                                     give full title as
                                                     such. If signer is a
                                                     corporation, please
                                                     sign with the
                                                     corporation's full name
                                                     by a duly authorized
                                                     officer, stating title.
                                                     If signer is a
                                                     partnership, please
                                                     sign with the
                                                     partnership's full name
                                                     by an authorized
                                                     person.

- --------------------------------------------------------------------------------